Exhibit 99.1
                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF NEW YORK


                                                     Chapter 11

   IN RE: BETHLEHEM STEEL CORPORATION, ET AL.,       Case No. 01-15288 (BRL)
                       Debtors                       through 01-15302, 01-15308
                                                     through 01-15315 (BRL)


                         MONTHLY OPERATING STATEMENT FOR
                   THE PERIOD NOVEMBER 1 TO NOVEMBER 30, 2002


DEBTORS' ADDRESS:       Bethlehem Steel Corporation
                        1170 Eighth Avenue
                        Bethlehem, PA 18016

DISBURSEMENTS:  November 1 to November 30, 2002 (millions):    $293.1
     (see attached schedule for disbursements by Debtor)


DEBTORS' ATTORNEY:      Weil, Gotshal & Manges LLP
                        767 Fifth Avenue
                        New York, NY 10153
                        Jeffrey L. Tanenbaum (JT 9797)
                        George A. Davis (GD 2761)

NET LOSS:  November 1 to November 30, 2002 (millions):          $39.2

REPORT PREPARER:        Bethlehem Steel Corporation


THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTOR

           The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under penalty of perjury, that the information contained herein is complete, accurate and truthful to the best of my knowledge.


DATE: December 20, 2002                         /s/ Lonnie A. Arnett
                                                --------------------------------
                                                Lonnie A. Arnett
                                                Vice President, Controller
                                                and Chief Accounting Officer

                           BETHLEHEM STEEL CORPORATION

    Case No. 01-15288 (BRL) through 01-15302, 01-15308 through 01-15315 (BRL)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
             (dollars and shares in millions, except per share data)





                                                                      NOVEMBER 30, 2002
                                                             --------------------------------
                                                                                   ELEVEN
                                                                 MONTH             MONTHS
                                                                 ENDED             ENDED
                                                               (unaudited)       (unaudited)
                                                             ---------------   --------------

 NET SALES                                                          $ 276.8        $ 3,295.3
                                                             ---------------   --------------
 COSTS AND EXPENSES
      Cost of sales                                                   278.5          3,228.1
      Depreciation                                                     17.6            226.6
      Selling, administration and general expense                       6.5             80.3
      Special charges (Note 2)                                          8.0             30.5
                                                             ---------------   --------------
 TOTAL COSTS AND EXPENSES                                             310.6          3,565.5
                                                             ---------------   --------------
 LOSS FROM OPERATIONS                                                 (33.8)          (270.2)

 REORGANIZATION ITEMS (Note 3)                                         (0.9)           (13.1)

 FINANCING EXPENSE - NET (Note 4)                                      (4.5)           (48.0)
                                                             ---------------   --------------

 LOSS BEFORE INCOME TAXES                                             (39.2)          (331.3)

 BENEFIT FROM INCOME TAXES (Note 5)                                       -             10.3
                                                             ---------------   --------------

 NET LOSS                                                             (39.2)          (321.0)

 DIVIDEND REQUIREMENTS ON PREFERRED AND PREFERENCE STOCK                3.3             36.2
                                                             ---------------   --------------
 NET LOSS APPLICABLE TO COMMON STOCK                                $ (42.5)        $ (357.2)
                                                             ===============   ==============
 NET LOSS PER COMMON SHARE:
      Basic and Diluted                                             $ (0.32)         $ (2.73)

 AVERAGE SHARES OUTSTANDING:
      Basic and Diluted                                               131.1            131.0







The accompanying Notes are an integral part of the Consolidated Financial Statements.
See Note 9 for Consolidated Statement of Operations for Debtors Only.

                           BETHLEHEM STEEL CORPORATION

    Case No. 01-15288 (BRL) through 01-15302, 01-15308 through 01-15315 (BRL)
                           CONSOLIDATED BALANCE SHEET
                              (dollars in millions)

                                                                              NOVEMBER 30,
                                                                                 2002
                                                                              (unaudited)
                                                                           ------------------
                                     ASSETS
Current Assets:
       Cash and cash equivalents                                                     $ 101.1
       Receivables - net                                                               357.0
       Inventories:
            Raw materials                                                              254.1
            Finished and semifinished                                                  484.9
                                                                           ------------------
            Total Inventories                                                          739.0
       Other current assets                                                             24.1
                                                                           ------------------
ZOTAL CURRENT ASSETS                                                                 1,221.2
INVESTMENTS AND MISCELLANEOUS ASSETS                                                    86.6
PROPERTY, PLANT AND EQUIPMENT - net                                                  2,702.4
INTANGIBLE PENSION ASSET                                                               225.0
                                                                           ------------------
 TOTAL ASSETS                                                                      $ 4,235.2
                                                                           ==================

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
       Accounts payable                                                              $ 172.7
       Accrued employment costs                                                        104.7
       Secured debt and capital lease obligations -
        current (Notes 7 and 8)                                                        696.1
       Other current liabilities                                                        78.2
                                                                           ------------------
 TOTAL CURRENT LIABILITIES                                                           1,051.7

SECURED DEBT AND CAPITAL LEASE OBLIGATIONS                                              87.4
DEFERRED GAIN AND OTHER LONG-TERM LIABILITIES                                          125.6

LIABILITIES SUBJECT TO COMPROMISE (Note 6)                                           4,970.2

STOCKHOLDERS' DEFICIT:
       Preferred Stock                                                                  11.3
       Preference Stock                                                                  2.0
       Common Stock                                                                    136.1
       Common Stock held in treasury at cost                                           (65.9)
       Additional paid-in capital                                                    1,909.8
       Accumulated other comprehensive loss                                           (833.0)
       Accumulated deficit                                                          (3,160.0)
                                                                           ------------------
 TOTAL STOCKHOLDERS' DEFICIT                                                        (1,999.7)
                                                                           ------------------
 TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                       $ 4,235.2
                                                                           ==================





The accompanying Notes are an integral part of the Consolidated Financial Statements.
See Note 9 for Consolidated Balance Sheet of the Debtors only.

                                      BETHLEHEM STEEL CORPORATION

               Case No. 01-15288 (BRL) through 01-15302, 01-15308 through 01-15315 (BRL)
                                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                                         (dollars in millions)
                                                                                        NOVEMBER 30, 2002
                                                                            ----------------------------------------
                                                                                MONTH               ELEVEN MONTHS
                                                                                ENDED                   ENDED
                                                                              (unaudited)             (unaudited)
                                                                            -----------------     ------------------
     OPERATING ACTIVITIES:
           Net loss                                                                  $ (39.2)              $ (321.0)

           Adjustments for items not affecting cash from
             operating activities:
                Depreciation                                                            17.6                  226.6
                Special charges                                                          8.0                   30.5
                Recognition of deferred gains                                           (1.8)                 (19.9)
                Reorganization items                                                     0.9                   13.1
                Other - net                                                             (1.3)                  11.1
           Working capital (excluding financing and
             investing activities):
                Receivables                                                             (2.5)                 (14.6)
                Inventories                                                              0.9                  (14.4)
                Accounts payable                                                        12.9                   (4.1)
                Other                                                                    2.6                   19.0
           Funding postretirement benefits:
                Pension funding less than expense                                        6.7                  122.4
                Retiree healthcare and life insurance benefit
                 payments less than expense                                              5.1                   39.7
                                                                            -----------------     ------------------
     CASH PROVIDED BY OPERATING ACTIVITIES BEFORE REORGANIZATION ITEMS                   9.9                   88.4
                                                                            -----------------     ------------------
           Reorganization items                                                         (0.9)                 (13.1)
                                                                            -----------------     ------------------
     CASH PROVIDED BY OPERATING ACTIVITIES                                               9.0                   75.3
                                                                            -----------------     ------------------
     INVESTING ACTIVITIES:
           Capital expenditures                                                        (16.0)                (106.3)
           Cash proceeds from asset sales                                                0.5                   26.5
                                                                            -----------------     ------------------
     CASH USED FOR INVESTING ACTIVITIES                                                (15.5)                 (79.8)
                                                                            -----------------     ------------------

     FINANCING ACTIVITIES:
           Borrowings (Note 8)                                                             -                   90.6
           Debt and capital lease payments (Note 8)                                     (2.1)                 (62.3)
           Other payments                                                               (3.0)                 (26.7)
                                                                            -----------------     ------------------
     CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES                                   (5.1)                   1.6
                                                                            -----------------     ------------------
     NET DECREASE IN CASH AND CASH EQUIVALENTS                                         (11.6)                  (2.9)
     CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                                   112.7                  104.0
                                                                            -----------------     ------------------
                                                     - END OF PERIOD                   101.1                  101.1
     AVAILABLE BORROWING UNDER COMMITTED BANK CREDIT ARRANGEMENTS                      132.3                  132.3
                                                                            -----------------     ------------------

     TOTAL LIQUIDITY AT END OF MONTH                                                 $ 233.4                $ 233.4
                                                                            =================     ==================

     SUPPLEMENTAL CASH INFORMATION (Note 8):
           Interest and other financing costs, net of amount capitalized               $ 2.3                 $ 41.6
           Income taxes paid (received)                                                    -                   (8.7)
           Capital lease obligations incurred                                              -                    1.9






The accompanying Notes are an integral part of the Consolidated Financial Statements


                           BETHLEHEM STEEL CORPORATION
    CASE NO. 01-15288 (BRL) THROUGH 01-15302, 01-15308 THROUGH 01-15315 (BRL)

          NOTES TO NOVEMBER 30, 2002 CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

1. These Consolidated Financial Statements are unaudited and should be read together with audited financial statements in Bethlehem's Annual Report on Form 10-K for the year ended December 31, 2001 and other reports filed with the Securities and Exchange Commission during 2002.

2. During November 2002, Bethlehem announced the elimination of certain salaried positions and recorded an $8 million charge to account for the required employee benefit costs.

During August 2002, Bethlehem announced the permanent closing of a facility for producing large diameter pipe in Steelton, Pennsylvania and recorded a $2.5 million charge to account for the required employee benefit costs.

During the second quarter of 2002, Bethlehem personnel attended a meeting requested by representatives from the New York Department of Environmental Conservation (NYDEC) to discuss the contents and timing of a Consent Order to conduct a RCRA Corrective Measures Study and to begin to implement an agreed upon plan of remediation at our closed steel manufacturing facility in Lackawanna, New York. Based upon the information received and the conceptual agreements reached at that meeting, we recorded a $20 million non-cash charge to reflect Bethlehem's most current estimate of the probable remediation costs at Lackawanna. The cash requirements for remediation are expected to be expended over a protracted period of years, according to a schedule to be agreed upon by Bethlehem and the NYDEC.

3. Net costs resulting from reorganization of the businesses have been reported in the statement of operations separately as reorganization items. For the month and the eleven-months ended November 30, 2002, the following have been recorded ($ in millions):
                                                     One            Eleven
                                                    Month           Months
                                                -------------   -------------
    Professional and other fees                    $     1.5       $    16.4
    Gains from termination of contracts                    -            (2.0)
    Interest income                                     (0.6)           (1.3)
                                                -------------   -------------
    Total                                        $       0.9       $    13.1
                                                =============   =============

4. Interest at the stated contractual amount on unsecured debt that was not charged to earnings as a result of our chapter 11 filing was approximately $39 million for the eleven-months ended November 30, 2002.

5. The income tax benefit recorded in 2002 represents a $10 million tax refund as a result of the "Job Creation and Workers Assistance Act of 2002" that was enacted on March 8, 2002. The Act provides us the ability to carry back a portion of our 2001 Alternative Minimum Tax loss for a refund of taxes paid in prior years that was not previously available. We received the refund in July 2002.

6. Liabilities subject to compromise at November 30, 2002 follows ($ in millions):

    Other postemployment benefits             $      2,049.1
    Pension                                          1,754.3
    Unsecured debt                                     526.7
    Accounts payable                                   195.5
    Accrued employment costs                           196.9
    Other accrued liabilities                          171.4
    Accrued taxes and interest                          76.3
                                             --------------------
    Total                                     $      4,970.2
                                             ====================

7. Our DIP financing and secured inventory financing arrangement mature on October 15, 2003. Accordingly, the outstanding balances of $280.7 million and $289.9 million, respectively, at November 30, 2002 are classified as a current liability.

8. In the second quarter of 2002, we acquired the remaining 50% portion of the Columbus Coatings Company (CCC) and Columbus Processing Company (CPC) joint ventures from LTV Steel Corporation. CCC is an automotive quality, hot-dipped galvanized coating line and CPC is a steel slitting facility, both located in Columbus, Ohio. These interests were acquired on June 5, 2002 for cash, a release of LTV's guarantee of CCC's debt and forgiveness of claims against LTV by Bethlehem and CCC. The acquisition was accounted for as a purchase. CCC's and CPC's results are included in the Consolidated Financial Statements from the date of acquisition. Pro-forma amounts for the year are not significant. The value assigned to assets and liabilities acquired follows ($ in millions):

    Property, plant & equipment                                        $155.3
    Debt and capital lease obligation                                  (105.9)
    Other - net                                                           (.3)
                                                                    ------------
         Net assets                                                       49.1
    Less:
         Investment in and receivable from
          joint ventures and LTV                                        (46.7)
                                                                    -----------
    Cash purchase price, net of cash acquired                          $  2.4
                                                                    ============

CCC's construction costs were financed in part with a loan under a 1999 agreement with a group of lenders. Bethlehem has guaranteed the full amount of the construction loan. Bethlehem provided CCC's lenders with a collateralized letter of credit for $30 million and a mortgage on our corporate headquarters building as additional collateral. In July 2002, CCC lenders used the letter of credit to reduce the outstanding loan balance by $30 million.

Because of our chapter 11 filing, CCC and Bethlehem are in default under the construction loan agreements which would allows the lenders to call the full amount of the loan. In October, we filed a motion with the Bankruptcy Court requesting approval to refinance with General Electric Capital Corporation the approximate $70 million outstanding construction loan balance. A hearing was held on December 5, 2002 and the motion was approved. Closing on the loan is expected to occur during December, 2002. The new financing arrangement matures on October 15, 2003 or with the expiration of Bethlehem's DIP financing and is collateralized by a first lien and first mortgage on all of CCC and CPC's assets and a second lien on our office building in Bethlehem, Pennsylvania. Interest accrues based on either a LIBOR or Prime Rate index and is payable monthly in arrears.

9. Summarized Consolidated Statement of Operations for the ten-months ended and Balance Sheet as of November 30, 2002 for the Debtors only follows ($ in millions):

    SUMMARIZED CONSOLIDATED STATEMENT OF OPERATIONS
    Net Sales                                                  $      3,245.6
    Costs and Expenses                                                3,479.5
    Special Charges                                                      30.5
                                                              ----------------
      Loss from Operations                                             (264.4)
    Reorganization Items                                                (13.1)
    Financing Expense - Net                                             (51.1)
    Equity in Loss of Unconsolidated Subsidiaries                        (2.7)
                                                              ----------------
      Loss Before Income Taxes                                         (331.3)
    Benefit from Income Taxes                                            10.3
                                                              ----------------
      Net Loss                                                         (321.0)
    Dividend Requirements on Preferred and Preference Stock              36.2
                                                              ----------------
      Net Loss Applicable to Common Stock                      $       (357.2)
                                                              ================

    SUMMARIZED CONSOLIDATED BALANCE SHEET

                                       ASSETS
    Current Assets:
      Cash and cash equivalents                                $         89.6
      Receivables - net                                                 345.1
      Inventories                                                       727.4
      Other current assets                                               22.6
                                                               ---------------
    Total Current Assets                                              1,184.7
    Investments and Miscellaneous Assets                                179.6
    Property, Plant and Equipment - net                               2,496.8
    Intangible Pension Asset                                            225.0
                                                               ---------------
    Total Assets                                                $     4,086.1
                                                               ===============

                       LIABILITIES AND STOCKHOLDERS' DEFICIT
    Current Liabilities:
      Accounts payable                                          $       161.4
      Accrued employment costs                                           93.0
      Secured debt and capital lease obligations-
       current (Notes 7 & 8)                                            626.5
      Other current liabilities                                          62.1
                                                               ---------------
    Total Current Liabilities                                           943.0
    Secured Debt and Capital Lease Obligations                           87.4
    Deferred Gains and Other Long-Term Liabilities                       85.3

    Liabilities Subject to Compromise                                 4,970.2

    Total Stockholders' Deficit                                      (1,999.8)
                                                               ---------------
    Total Liabilities and Stockholders' Deficit                 $     4,086.1
                                                               ===============

10. On December 16, 2002 the Pension Benefit Guarantee Corporation (PBGC) determined there was sufficient cause under applicable laws to terminate the Pension Plan of Bethlehem Steel Corporation and Subsidiary Companies (the Plan). The PBGC is proceeding to have the Plan terminated, to have the PBGC appointed as the Plan's trustee and to have December 18, 2002 established as the Plan's termination date. Bethlehem is considering all of our options, including requesting that the PBGC defer the termination date of the Plan. The results of such discussions are uncertain at this date.

                           BETHLEHEM STEEL CORPORATION
    Case No. 01-15288 (BRL) through 01-15302, 01-15308 through 01-15315 (BRL)
                            Monthly Operating Report
                         Schedule of Disbursements



                                                                            Month Ended               Eleven Months Ended
  (dollars in thousands)                                                   November 30, 2002           November 30, 2002
                                                                      ------------------------    ------------------------
  Bethlehem Steel Corporation                                                        $289,193                  $3,461,824
  Alliance Coatings Company, LLC                                                            0                      23,693
  BethEnergy Mines Inc.                                                                   448                       2,809
  Bethlehem Cold Rold Corporation                                                           0                          17
  Bethlehem Development Corporation                                                         0                           0
  Bethlehem Rail Corporation                                                                4                         235
  Bethlehem Steel de Mexico, S.A. de C.V.                                                  45                         572
  Bethlehem Steel Export Company of Canada, Limited                                         0                           0
  Bethlehem Steel Export Corporation                                                        0                           0
  BethPlan Corp.                                                                            0                           0
  Chicago Cold Rolling, L.L.C.                                                            655                       5,957
  Eagle Nest Inc.                                                                           0                           1
  Encoat North Arlington, Inc.                                                             (2)                        204
  Energy Coatings Company                                                                   2                          20
  Greenwood Mining Corporation                                                              0                           0
  HPM Corporation                                                                           0                           1
  Kenacre Land Corporation                                                                  1                           1
  LI Service Company                                                                      107                       1,290
  Marmoraton Mining Company, Ltd.                                                           2                          65
  Mississippi Coatings Limited Corporation                                              2,568                       5,144
  Mississippi Coatings Line Corporation                                                    52                         105
  Ohio Steel Service Company, LLC                                                           0                           0
  Primeacre Land Corporation                                                               11                         147
                                                                      ------------------------    ------------------------
                                                                                     $293,086                  $3,502,085


       Note:   Inter-company disbursements are excluded from this schedule.


                           BETHLEHEM STEEL CORPORATION
    CASE NO. 01-15288 (BRL) THROUGH 01-15302, 01-15308 THROUGH 01-15315 (BRL)


           Post petition salaries and wages, including employee withholdings and employer related payroll taxes, have been paid in the ordinary course of business.

Other post petition taxes, including those for sales and use taxes, property taxes and other taxes have been paid in the ordinary course of business.

All insurance policy premiums due, including those for workers compensation and disability insurance have been paid. Accordingly, all such policies remain in force.

Details for the above transactions will be provided to U.S. Trustee upon request.